Exhibit 99.1

Press Release

MoneyOnMobile Announces 119 Percent Increase
in Processing Volume Since Indian Demonetization

Line of credit vehicle, plus surging demand for digital payments, fuel processing volume increase

DALLAS and MUMBAI, INDIA - (February 7~~,~~ 2017) - MoneyOnMobile, Inc. (OTCQX: MOMT) announced a 119 percent increase (week of 12/5/16 through week of 1/23/17) in processing volume, which is the amount of money that flowed through the MoneyOnMobile payment network.

In November the Government of India declared that the existing 500 and 1,000 Rupee (Rs.) banknotes were to be worthless at the end of December 2016.

In December 2016, MoneyOnMobile, Inc. announced that its Indian subsidiary had been provided a new credit facility from YES BANK Limited in the amount of $1.5 million USD. This has allowed the company to capitalize on increased demand in India for digital payments. The line of credit will support between $320m and $650m USD in additional domestic remittance processing volume annually.

In early November 2016, India announced that existing Rs.500 and Rs.1,000 banknotes would become valueless and eventually be replaced by new Rs.500 and Rs.2,000 banknotes, but those notes were not available in volume on the date of demonetization. In an economy that has relied on cash for more than 90 percent of financial transactions, without access to currency, consumers and businesses are turning to digital payments.

“We believe that the line of credit has been instrumental for us to meet the surge in consumer demand for digital financial transactions created by demonetization,” said Harold Montgomery, CEO and Chairman of MoneyOnMobile. “We believe access to this credit means the number of transactions we can support in India can be increased, thereby increasing our processing volume.”

Ranjeet Oak, President and COO of MoneyOnMobile said, “Each time we process a transaction we earn a fee, which drives our revenue. The increase in demand for digital payments in India has been good for our business, because the more transactions per day the greater our revenue.”

About MoneyOnMobile, Inc.
MoneyOnMobile, Inc. is a global mobile payments technology and processing company offering mobile payment services through its Indian subsidiary. MoneyOnMobile enables Indian consumers to use mobile phones to pay for goods and services or transfer funds from one cell phone to another. It can be used as simple SMS text functionality or through the MoneyOnMobile application or internet site. MoneyOnMobile has more than 325,000 retail locations throughout India.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August

Exhibit 99.1

19, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Web site: http://MoneyOnMobile.in.
Twitter: https://twitter.com/MoneyOnMobileir
Facebook: https://www.facebook.com/MoneyOnMobileIR/
LinkedIn: https://www.linkedin.com/company/MoneyOnMobile
YouTube: https://www.youtube.com/channel/UCxqO4N1z9acnQmEysjqfBaQ

Investor Relations Contact:
Greg Allbright
VP, Corporate Communications
MoneyOnMobile
214-758-8609
gallbright@MoneyOnMobile.in